American Battery Metals Corporation Announces $15 Million Registered Direct Offering with a Single Institutional Investor

INCLINE VILLAGE, NV / ACCESSWIRE / April 26, 2021 / American Battery Metals Corporation (OTCQB:ABML) (the "Company"), an American-owned lithium-ion battery recycling technology and advanced extraction company with extensive mineral resources in Nevada, which is in the process of changing its name to American Battery Technology Company, today announced it has entered into definitive agreements with a single institutional investor for the purchase and sale of 9,090,910 shares of its common stock at a purchase price of $1.65 per share in a registered direct offering, for gross proceeds of approximately $15 million before deducting placement agent fees and expenses. The closing of the offering is expected to occur on or about April 28, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-252492) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About American Battery Metals Corporation

American Battery Technology Company is uniquely positioned to supply battery metals through its three divisions: lithium-ion battery recycling, extraction technology, and primary resources. The Company recently announced the groundbreaking of its lithium-ion battery recycling facility in Fernley, NV, and issued a public statement outlining its principled approach to executing its ambitious business plan.

American Battery Technology Company has built a clean technology platform that increases production of primary metals used in the batteries that power electric cars, grid storage applications, consumer electronics and tools. The green platform creates a circular economy for battery metals that champions ethical and environmentally sustainable sourcing of critical materials.

For more information, please visit:

www.americanbatterytechnology.com

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2020 . The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact Information

p775-473-4744

info@batterymetals.com

SOURCE: American Battery Metals Corporation